Exhibit 99.1

PRESS RELEASE

Borqs Technologies Reports Third Quarter 2017 Results

Exceeded Internal Quarterly Targets for Revenue and

also for Non-GAAP Adjusted Net Income

Third Quarter 2017 Highlights:

●	Revenue for the Company’s third quarter ended September 30, 2017 was $44.9 million as compared to $27.5 million from the same quarter last year, representing an increase of $17.4 million or 63.2%.

●

On US-GAAP basis, the Company had a net loss of $11.6 million. Excluding non-cash non-recurring merger related costs of $14.5 million (consisting of one-time historical option charges of $5.7 million and stock based compensation expenses of $8.8 million) and warrant related charges of $0.14 million, the Company’s non-GAAP adjusted net income for the third quarter was $3.1 million as compared to a net loss of -$2.1 million from a year ago.

Santa Clara, California, November 20, 2017 – Borqs Technologies, Inc. (Nasdaq: BRQS, the “Company”), a global leader in embedded software and products for the Internet of Things (IoT), today reported financial results for the third quarter ended September 30, 2017.

Revenues

The Company reported net revenues of $44.9 million for the third quarter of 2017, which included $36.6 million from the Connected Solutions Business Unit (including both software revenue and hardware revenue), $7.8 million from the MVNO Business Unit and $0.5M from Others (traditional telephony services). This represented a 63.2% increase in net revenues from the same quarter a year ago. The hardware component of Connected Solutions Business Unit net revenues was $34.7 million, compared with $15.1 million a year ago, and the increase was mainly related to sales of mobile phone products to various customers. The software component of Connected Solutions Business Unit net revenues was $1.9 million, compared with $3.5 million a year ago, reflecting an exit from the mobile business for one of our chipset clients this year. MVNO Business Unit net revenues increased to $7.8 million from $7.2 million a year ago, and traditional telephony activities declined to $0.5 million from $1.7 million in 2016.

On a nine-month basis, Connected Solutions Business Unit net revenues were $76.0 million in 2017, compared with $51.7 million a year ago, and MVNO net revenues were $21.5 million compared with $23.3 million in 2016, respectively. The reduction of the MVNO revenue was due to enforcement of strict security policies for sales of SIM cards in China. In the third quarter of 2017, the Company designed a new security check and activation system that simplifies the sales procedure. Using this new activation system within our MVNO services, we were able to overcome the effect from tightened security measures for SIM card activation, and our third quarter MVNO revenue increased to $7.8 million compared with $7.2 million in the third quarter of 2016.

We expect a similar strong trend in the Connected Solutions sales and anticipate moderate growth in the MVNO mobile services in the coming quarter.

Non-US-GAAP Adjustments

In connection with the August 18, 2017 merger of Pacific Special Acquisition Corp with our predecessor Borqs International, the Company incurred non-cash and non-recurring transaction related expenses in the amount of $14.5 million, consisting of historical stock option charges of $5.7 million and stock based compensation expenses of $8.8 million. Under US GAAP, the historical option charges were reported in the quarter in which the merger occurred because the option plan in place when Borqs International was a private company did not allow for options to be exercised until the Company was publicly traded; then all vested options were valued at the ordinary share’s trading closing price on the day of merger with Pacific less the option exercise price, and expensed. The stock based fees were shares paid to advisors of the transaction.

Excluding the non-cash and non-recurring transaction related expenses, the non-GAAP adjusted net income for the three-month and nine-month periods ended September 30, 2017 was $3.1 million and $2.8 million, respectively.

Excluding the non-recurring transaction related expenses, currency exchange gain/loss, non-recurring government grants and MVNO license depreciation, adjusted EBITDA for the three months and nine months ended September 30, 2017 was $4.6 million and $8.6 million, respectively.

Reconciliation of non-GAAP adjustments	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	US$	US$	US$	US$
Net loss	(2,050)	(11,565)	(632)	(12,512)
Interest expense from amortization of warrants	-	95	-	613
Changes in the fair value of warrants	-	39	-	200
Stock based compensation made for advisory fees	-	8,777	-	8,777
Stock based compensation	-	5,727	-	5,727
Non-GAAP adjusted net income	(2,050)	3,073	(632)	2,805

GAAP Income

Including non-cash and non-recurring merger transaction related expenses as described above in the amount of $14.5 million, the three months ended September 30, 2017 resulted in a net loss of $11.6 million compared with a net loss in the same quarter of 2016 of $2.1 million. For the nine months ended September 30, net loss was $12.5 million in 2017 and $0.6 million in 2016.

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Gross Margins

For the third quarter of 2017, gross margin for the Connected Solutions Business Unit was 16.6% compared with 19.8% from the same quarter a year ago. The reduction was attributed to the increase in hardware sales within the quarter which carried a more competitive pricing policy.

For the third quarter of 2017, our MVNO Business Unit returned a 33.2% gross margin versus -0.7% from the same quarter a year ago. The healthy gross margin achieved was attributed to our activities in this business unit that has achieved economics of scale and also that our incumbent operator, China Unicom, has removed a stringent minimum charge since October 2016. The gross margin on a nine-month basis was 29.9% and 2.9% for 2017 and 2016, respectively.

Other Details

The Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017 has been filed with the U.S. Securities and Exchange Commission, and is accessible on the SEC website at www.sec.gov.

Conference Call Schedule

Borqs will review the third quarter 2017 results and discuss management’s expectations for the remainder of 2017 on Monday November 20, 2017 at 7:00 pm ET (4:00 pm Pacific). The dial-in numbers are +1-845-675-0437 or +1-866-519-4004 in the US and +86-400-620-8038 or +86-800-819-0121 in China; and then enter the Conference ID of 2686097. A replay of the conference call will be available through November 27, 2017. The replay dial-in numbers are +1-855-452-5696 in the US and +86-800-870-0206 in China; and then enter the same Conference ID.

About Borqs Technologies, Inc.

Borqs Technologies is a global leader in software and products for the IoT, providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. Borqs has achieved leadership and customer recognition as an innovative end-to-end IoT solutions provider leveraging its strategic chipset partner relationships as well as its broad software and IP portfolio. The Company designs, develops and provides turnkey solutions across device form factors such as smartphones, tablets, smartwatches, trackers, automotive IVI, and vertical application devices (for restaurants, payments etc.). For more information, please visit the Company’s website (www.borqs.com).

Forward-Looking Statements, Non-GAAP Information and Additional Information

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “predicts”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect our management’s current beliefs. Many factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements, so the reader is advised to refer to the Risk Factors sections of the Company’s filings with the Securities and Exchange Commission for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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This release includes non-GAAP adjusted net income. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, the Company’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, significant gains and losses on investments, the income tax effects of the foregoing and significant tax matters. The Company’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of the Company. In prior periods, the Company has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that the Company may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by the Company from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Investor Contact:

Sandra Dou

Investor Relations Sr. Manager

Borqs Technologies, Inc.

sandra.dou@borqs.net

www.borqs.com

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